Exhibit 10.6

BASIC ENERGY SERVICES, INC.
NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

Time-Based Restricted Stock Unit Award Agreement

Participant: <<First Name>> <<Last Name>>

This Time-Based Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Basic Energy Services, Inc., a Delaware corporation (the “Company”), and [___] (the “Participant”), effective as of [____] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Board has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to receive cash upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Restricted Stock Units”).

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant [___] Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.

2.	Vesting of Restricted Stock Units. Subject to the terms and conditions set forth in the Plan and this Agreement, the Restricted Stock Units shall vest as follows:

(a)
General. Except as otherwise provided in this Section 2, the Restricted Stock Units shall vest according to the following schedule, subject to the Participant’s continued service with the Company as a Non-Employee Director through the vesting date:

Vesting Date                    Vesting Percentage
1st Anniversary of the Date of Grant        100% of the Restricted Stock Units

(b)
Change of Control. All unvested Restricted Stock Units shall fully vest immediately prior to the consummation of a Change of Control of the Company, subject to the Participant’s continued service with the Company as a Non-Employee Director through such date.

(c)
Forfeiture. Any unvested Restricted Stock Units shall be forfeited immediately, automatically and without consideration if the Participant’s continuous service with the Company as a Non-Employee Director is interrupted or terminated for any reason.

Exhibit 10.6

3.
Dividend Equivalent Rights. Each Restricted Stock Unit is granted together with dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Board in its discretion. Any payments made pursuant to dividend equivalent rights shall be paid on the date of settlement as set forth in Section 4 below.

4.
Settlement. Promptly following the vesting of the Restricted Stock Units (but no later than 30 days following such vesting date), the Company shall deliver to the Participant (or Participant’s legal representatives of the estate of Participant) a cash payment equal to the Fair Market Value on the applicable vesting date of a number of shares of Common Stock equal to the aggregate number of Restricted Stock Units that vest as of such date, provided the cash payment of each Restricted Stock Unit shall not exceed $[___] per Restricted Stock Unit.

5.
Taxes. The Participant has reviewed with his or her own tax advisors the tax consequences of this Agreement and the Restricted Stock Units granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Agreement and the Restricted Stock Units granted hereunder.

6.    Miscellaneous Provisions.

(a)	Rights of a Shareholder of the Company. Neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any shares of Common Stock.

(b)
Notification. Any notice required by the terms of this Agreement and the Plan shall be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s Vice President of Human Resources and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement and the Plan will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(c)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

Exhibit 10.6

(d)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(f)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(g)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(h)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(i)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(j)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, if applicable. Such on-line or electronic system shall satisfy notification requirements discussed in Section 7(b).

(k)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

(l)
Section 409A. Notwithstanding any provision of this Agreement to the contrary, all provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and

Exhibit 10.6

administrative guidance issued thereunder or an exemption therefrom and shall be construed and administered in accordance with such intent.

[Signature page follows.]

Exhibit 10.6

IN WITNESS WHEREOF, the Company and the Participant have executed this Time-Based Restricted Stock Unit Award Agreement as of the dates set forth below.

PARTICIPANT                 BASIC ENERGY SERVICES, INC.

_________________________________     _________________________________

Name: ___________________________     By: ______________________________

Date: ____________________________     Title: _____________________________

Date: _____________________________